Exhibit B

NATIONAL FUEL RESOURCES, INC.
BALANCE SHEET

                                                AT JUNE 30,
                                       ----------------------------
                                           2001             2000
                                       -----------      -----------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                   $14,156,405      $20,593,500
  Accounts Receivable                   18,206,603       15,036,047
  Accounts Receivable-Interco            2,069,666           42,289
  Reserve for Bad Debts                 (2,115,796)        (974,297)
  Gas Stored Underground                12,190,498        5,266,205
  Other Current Assets                     112,348         (162,100)
                                       -----------      -----------
                                        44,619,724       39,801,644
                                       -----------      -----------

Property, Plant, and Equipment
  Furniture and Fixtures                   918,599          796,024
Less - Accumulated DD&A                   (675,496)        (447,223)
                                       -----------      -----------
                                           243,103          348,801
                                       -----------      -----------

Other Assets                            11,073,160          373,265
                                       -----------      -----------

                                       $55,935,987      $40,523,710
                                       ===========      ===========

LIABILITIES
Current Liabilities:
  Accounts Payable                     $   231,945      $ 1,259,644
  Accrued Liabilities                    3,426,984        1,361,822
  Current Income Taxes - Federal          (801,197)         134,389
  Accounts Payable - Intercompany        1,162,529          816,226
  Notes Payable - Intercompany          11,000,000       27,800,000
  Dividend Payable                         100,000          100,000
                                       -----------      -----------
                                        15,120,261       31,472,081
                                       -----------      -----------

Long Term Liabilities:
Deferred Income Taxes                   (3,138,220)      (6,299,999)
Liability for Derivative Financial
    Instruments                          9,323,080        9,085,070
Miscellaneous Deferred Credits             997,020        1,286,052
                                       -----------      -----------
                                         7,181,880        4,071,123
                                       -----------      -----------

Stockholder's Equity:
  Common Stock                              10,000           10,000
  Capital Paid in Excess of Par         33,490,000        3,490,000
  Retained Earnings                        133,846        1,480,506
                                       -----------      -----------
Total Equity                            33,633,846        4,980,506
                                       -----------      -----------

                                       $55,935,987      $40,523,710
                                       ===========      ===========